EXHIBIT 10.1

AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP

OF

SUMMER HILL PARTNERS, LLLP

A Delaware Limited Liability Limited Partnership

TABLE OF CONTENTS

 Page

ARTICLE I FORMATION OF PARTNERSHIP	1
Section 1.1.	Formation of the Partnership.	1
Section 1.2.	Name.	1
Section 1.3.	Location of Principal Place of Business.	1
Section 1.4.	Names and Business Addresses of General Partners.	2
Section 1.5.	Purpose.	2
Section 1.6.	Location of Registered Office and Registered Agent for Service of Process.	2
Section 1.7.	Term.	2

ARTICLE II DEFINITIONS	3

ARTICLE III CAPITAL CONTRIBUTIONS	5
Section 3.1.	Capital Contributions.	5
Section 3.2.	Additional Capital Contributions.	5
Section 3.3.	Interest on Capital Contributions.	6
Section 3.4.	Withdrawal and Return of Capital Contributions.	6

ARTICLE IV ALLOCATION OF INCOME AND LOSSES	6
Section 4.1.	Allocation of Net Income and Net Loss.	6
Section 4.2.	Regulatory Provisions.	6
Section 4.3.	Allocations for Income Tax Purposes.	7
Section 4.4.	Withholding.	7
Section 4.5.	Revaluation of Property.	7

ARTICLE V DISTRIBUTIONS AND WITHDRAWALS	9
Section 5.1.	Distributions.	9
Section 5.2.	Limitations on Distributions.	9
Section 5.3.	Withdrawals of Capital Account Balance.	9

ARTICLE VI BOOKS OF ACCOUNT	9
Section 6.1.	Books and Records.	9
Section 6.2.	Partnership Tax Returns.	10

ARTICLE VII POWERS, RIGHTS AND DUTIES OF THE LIMITED PARTNERS	10
Section 7.1.	Limitations.	10
Section 7.2.	Liability.	10
Section 7.3.	Priority.	10
Section 7.4.	Admission of Additional Limited Partners.	10

ARTICLE VIII POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER	11
Section 8.1.	Authority.	11
Section 8.2.	Powers, Rights and Dutes of General Partners	11
Section 8.3.	Expenses of the Partnership.	11
Section 8.4.	Other Activities and Competition; Additional Investments by the General Partners and Affiliates.	11
Section 8.5.	Liability.	12
Section 8.6.	Indemnification.	12
Section 8.7.	Admission of Additional General Partners.	13
Section 8.8.	Tax Matters Partner.	13

ARTICLE IX TRANSFERS OF INTERESTS BY PARTNERS	14
Section 9.1.	Transfer of Interest By General Partners.	14
Section 9.2.	Transfer and Assignment of Limited Partners’ Interests; Substituted Limited Partners.	14
Section 9.3.	Right to Treast Successor-in-Interest as Assignee.	16
Section 9.4.	Transferees Bound by Agreement.	17
Section 9.5.	Effect of Transfer.	17

ARTICLE X WITHDRAWAL OF PARTNERS; DISSOLUTION OF PARTNERSHIP; LIQUIDATION AND DISTRIBUTION OF ASSETS	17
Section 10.1.	Withdrawal of Partners.	17
Section 10.2.	Dissolution of Partnership.	18
Section 10.3.	Distribution in Liquidation.	18
Section 10.4.	Rights of the Limited Partners.	19
Section 10.5.	Deficit Restoration.	19
Section 10.6.	Termination.	20

ARTICLE XI AMENDMENT OF PARTNERSHIP AGREEMENT AND POWER OF ATTORNEY	20
Section 11.1.	Approval of Amendments.	20
Section 11.2.	Amendment of Certificate.	21
Section 11.3.	Power of Attorney.	21

ii

ARTICLE XII MISCELLANEOUS	22
Section 12.1.	Notices.	22
Section 12.2.	Entire Agreement.	22
Section 12.3.	Governing Law.	22
Section 12.4.	Effect.	22
Section 12.5.	Pronouns and Number.	22
Section 12.6.	Captions.	22
Section 12.7.	Partial Enforceability.	22
Section 12.8.	Counterparts.	23
Section 12.9.	Litigation.	23

iii

AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP

OF

SUMMER HILL PARTNERS, LLLP

AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP of Summer Hill Partners, LLLP, effective as of the 18th day of May, 2009, among Summer Hill Management Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as general partner (together with any subsequently admitted general partners, the “General Partners”), and the Persons whose names are subscribed hereto, as limited partners.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Article II below.

RECITALS

WHEREAS, the parties hereto desire to form a limited liability limited partnership on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:

ARTICLE I

FORMATION OF PARTNERSHIP

Section 1.1.    Formation of the Partnership.  The General Partners, for themselves and as agents for the Limited Partners, shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the formation and operation of the Partnership as a limited liability limited partnership under the Act and under all other laws of the State of Delaware and such other jurisdictions in which the General Partners determine that the Partnership may conduct business.  Each Limited Partner shall promptly execute all relevant certificates and other documents as the General Partners shall request.  The rights and duties of the Partners shall be as provided in the Act except as modified by this Agreement.

Section 1.2.    Name.  The name of the Partnership is “Summer Hill Partners, LLLP” as such name may be modified from time to time by the General Partners following written notice to the Limited Partners.

Section 1.3.    Location of Principal Place of Business.  The location of the principal place of business of the Partnership is c/o Summer Hill, Inc., 6847 Cintas Boulevard, Suite 120, Mason, Ohio  45040.  The General Partners may change the location of the principal place of business of the Partnership by notice in writing to the Limited Partners.  In addition, the Partnership may maintain such other offices as the General Partners may deem advisable at any other place or places within or outside the United States.

Section 1.4.     Names and Business Addresses of General Partners.  The name and business address of each General Partner is as follows:

Summer Hill Management Company, LLC
Attention:   Scott D. Farmer, Manager
c/o Summer Hill, Inc.
6847 Cintas Boulevard, Suite 120
Mason, Ohio  45040

Each General Partner may, from time to time, upon prior notice to the Limited Partners, change its name, business address or telecopy number.

Section 1.5.    Purpose.  The purpose and business of the Partnership shall be the conduct of any business or activity that may be conducted by a limited liability limited partnership organized pursuant to the Act, including without limitation to invest in securities of every kind (including without limitation stocks, options, warrants, promissory notes secured by deeds of trust, bonds, limited partnership interests), physical commodities and commodity futures, and ownership interests and indebtedness of every kind; to engage in other investment activities including, without limitation, investing in mutual funds, real estate and other investments that offer the opportunity for an appropriate return; to make direct investments or form partnerships, corporations or other entities for the purpose of making investments; and to engage in any and all activities related or incidental to the foregoing and to do all things necessary or convenient for the accomplishment thereof; and to do so under the business judgment rule rather than under any fiduciary standard, including, but not limited to, free of the rules of the Prudent Investor Act or any other rule, law or convention that restricts fiduciaries in investing, including, but not limited to, the duty to diversify.

Section 1.6.    Location of Registered Office and Registered Agent for Service of Process.  The location of the registered office of the Partnership is CT Corporation System, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The General Partners may change the location of the registered office of the Partnership by notice in writing to the Limited Partners.  The agent for service of process for the Partnership shall be Corporation Service Company or such other agent for service of process as the General Partners may designate from time to time.

Section 1.7.    Term.  The term of the Partnership shall commence on the date hereof and shall be perpetual unless earlier dissolved and terminated in accordance with the provisions of this Agreement.

ARTICLE II

DEFINITIONS

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101 et seq., as amended.

“Additional General Partner” means any General Partner admitted to the Partnership as an additional General Partner pursuant to Section 8.7.

“Additional Limited Partner” means any Limited Partner admitted to the Partnership as an additional Limited Partner pursuant Section 7.4.

“Agreement” means this Agreement of Limited Liability Limited Partnership, as amended, modified or supplemented from time to time.

“Assigning Partner” has the meaning set forth in Section 9.3 hereof.

“Capital Account” means, with respect to each Partner, the account established and maintained for the Partner on the books of the Partnership in compliance with Treasury Regulation §§ 1.704-1(b)(2)(iv) and 1.704-2, as amended.  Subject to the preceding sentence, each Partner’s Capital Account shall initially equal the amount of cash and the Contribution Value of any other property initially contributed by such Partner to the Partnership and throughout the term of the Partnership will be (i) increased by (A) income and gains allocated to such Partner pursuant to Article IV, and (B) any cash or the Contribution Value of any property subsequently contributed by such Partner to the Partnership, and (ii) decreased by the amount of (A) losses and deductions allocated to such Partner pursuant to Article IV, and (B) the amount of distributions in cash and the fair market value as determined by the General Partner of property (net of liabilities secured by the property that such Partner is treated as assuming or taking subject to pursuant to the provisions of Code section 752) distributed to such Partner.

“Capital Contribution” means the amount of cash or the Contribution Value of property contributed or deemed to be contributed to the Partnership by a Partner pursuant to Sections 3.1 and 3.2.

“Certificate” means the Certificate of Limited Partnership of the Partnership, as amended, modified or supplemented from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Contribution Value” means the fair market value as reasonably determined by the General Partner of property (other than cash) contributed by a Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is treated as assuming or taking subject to pursuant to the provisions of Code section 752).

“Fiscal Year” means the calendar year; provided, however, that the last Fiscal Year of the Partnership shall end on the date on which the Partnership is terminated.

“General Partners” has the meaning set forth in the forepart of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8.6 hereof.

“Immediate Family” means, as to any individual, (i) such individual and (ii) all other individuals who have any of the following relationships to such individual, whether by birth or legal adoption as a minor of any one or more individuals:  parent, lineal descendant, brother, brother’s lineal descendant, sister, and sister’s lineal descendant.

“Interest,” when used in reference to a Partner’s interest in the Partnership, means the entire ownership interest of a Partner in the Partnership at any particular time.

“Limited Partner” means each Person named as a limited partner on Annex A hereto and each Person admitted as a Substituted Limited Partner or an Additional Limited Partner pursuant to the terms of this Agreement, and, with respect to those provisions of this Agreement concerning a Limited Partner’s rights to receive a share of profits or other distributions or the return of a Limited Partner’s contribution, any Transferee of a Limited Partner’s Interest in the Partnership (except that a Transferee who is not admitted as a Limited Partner shall have only those rights specified by the Act and which are consistent with the terms of this Agreement).

“Liquidator” has the meaning set forth in Section 10.2(b) hereof.

“Net Income” and “Net Loss,” respectively, mean the income or loss of the Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Partnership which are described in section 705(a)(2)(B) of the Code; provided, however, that if any property is carried on the books of the Partnership at a value that differs from that property’s adjusted basis for tax purposes, gain, loss, depreciation and amortization with respect to such property shall be computed with reference to the book basis of such property, consistently with the requirement of Treasury Regulation § 1.704-1(b)(2)(iv)(g); and provided, further, that any item allocated under Section 4.2 hereof shall be excluded from the computation of Net Income and Net Loss.

“Partners” means all General Partners and all Limited Partners, collectively, where no distinction is required by the context in which the term is used.

“Partnership” means the limited liability limited partnership formed pursuant to this Agreement under the name “Summer Hill Partners, LLLP”

“Percentage Interest” means, with respect to each Partner, the percentage determined by dividing the balance of such Partner’s Capital Account by the aggregate balances of all Partners’ Capital Accounts.  The initial Percentage Interest of each Partner is set forth opposite such partner’s name in Annex A.

“Person” means any individual, partnership, limited liability company, corporation, estate or trust or other entity.

“Substituted General Partner” means any Person admitted to the Partnership as a substituted General Partner pursuant to Section 9.1.

“Substituted Limited Partner” means any Person admitted to the Partnership as a substituted Limited Partner pursuant to Section 9.2(c).

“Tax Matters Partner” has the meaning set forth in Section 8.8 hereof.

“Transfer,” “Transferee” and “Transferor” have the respective meanings set forth in Section 9.1.

“Treasury Regulations” means regulations promulgated under the Code by the Department of the Treasury of the United States of America.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1.    Capital Contributions.  Each General Partner shall contribute to the capital of the Partnership the assets set forth opposite such Partner’s name in Annex A hereto under the column headed Initial Capital Contribution.  Thereupon, each Limited Partner shall contribute to the capital of the Partnership the assets set forth opposite such Partner’s name in Annex A hereto under the column headed Initial Capital Contribution.  The Partners admitted to the Partnership as of the date hereof hereby agree that the amount set forth under the column headed “Initial Capital Account Balance” opposite each Partner’s name in Annex A hereto accurately reflects the fair market value of the assets contributed to the Partnership by such Partner.

Section 3.2.    Additional Capital Contributions.  Any Partner may make additional Capital Contributions at any time upon the unanimous consent of all General Partners.  Following any such additional Capital Contribution, the Percentage Interest of each Partner shall be adjusted in the manner provided in Section 4.5(c).  The General Partners shall from time to time make additional Capital Contributions in cash to the Partnership such that at all times the General Partners’ aggregate Capital Contributions are equal to at least 0.01% of the aggregate Capital Contributions made by the Limited Partners.  Such additional Capital Contributions shall be allocated among the General Partners as they shall agree or, if they cannot agree to an allocation, in proportion to the balances in the General Partners’ Capital Accounts.

Section 3.3.    Interest on Capital Contributions.  No Partner shall be entitled to interest on or with respect to any Capital Contribution.  Notwithstanding the foregoing, a Partner may make loans to the Partnership on such terms (including rate of interest) as shall be determined by the General Partners.

Section 3.4.    Withdrawal and Return of Capital Contributions.  No Partner shall be entitled to withdraw any part of that Partner’s Capital Contribution or to receive any distributions from the Partnership without the unanimous consent of all General Partners, except as expressly provided in this Agreement.

ARTICLE IV

ALLOCATION OF INCOME AND LOSSES

Section 4.1.    Allocation of Net Income and Net Loss.  Subject to Sections 4.2 and 4.3, the Partnership’s Net Income and Net Loss for each Fiscal Year shall be allocated to the Partners in proportion to their Percentage Interests.

Section 4.2.    Regulatory Provisions.

(a)           The General Partners shall modify the allocations provided for in Section 4.1 as they deem appropriate to comply with Treasury Regulations §§ 1.704-1(b) and 1.704-2.  Without limiting the generality of the foregoing, the General Partners shall, prior to making any allocations required by Section 4.1, make any allocations required by the “minimum gain chargeback” provision of Treasury Regulations § 1.704-2(f), the “chargeback of partner nonrecourse debt minimum gain” provision of Treasury Regulations § 1.704-2(i)(4) and the “qualified income offset” provision of Treasury Regulations § 1.704-1(b)(2)(ii)(d); in addition, Partnership losses, deductions or expenditures described in Code section 705(a)(2)(B) attributable to a particular partner nonrecourse liability shall be allocated to the Partner that bears the economic risk of loss for the liability in accordance with Treasury Regulations § 1.704-2(i).

(b)           The General Partners shall limit allocations of Net Losses to any Partner if such allocation would cause such Partner’s Capital Account balance, as increased for any deficit balance in its Capital Account which the Partner is required to restore or is deemed required to restore as a result of its share of the Partnership’s minimum gain (within the meaning of Treasury Regulations §§ 1.704-2(g)(1) and (3)) and its share of partner nonrecourse debt minimum gain (within the meaning of Treasury Regulations § 1.704-2(i)(5)) and as decreased by the adjustments referred to in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5) and (6), to be negative while any other Partner’s Capital Account balance (as so adjusted) is positive.  The General Partners may also make allocations reasonably designed to offset allocations provided for in this Section 4.2 to the extent such allocations shall not be offset by other allocations provided for in this Section 4.2.  The General Partners may alter the Partnership’s allocations of items entering into the computation of Net Income and Net Losses in the year in which the Partnership is liquidated to avoid any Partner recognizing gain or loss pursuant to Code section 731 on the liquidation of the Partnership.

(c)           Solely for purposes of adjusting Capital Accounts (and not for tax purposes), if any property is distributed in kind, the difference between the fair market value of the property and its book value at the time of distribution shall be treated as gain or loss recognized by the Partnership and allocated pursuant to Section 4.1.

(d)           Except to the extent otherwise required by the Code and Treasury Regulations, if an Interest or part thereof is transferred in any Fiscal Year, the items of income, gain, loss, deduction and credit allocable to the Interest for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year the Interest is held by each of them, except that, if they agree between themselves and so notify the Partnership within 30 days after the transfer, then at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Partnership.

Section 4.3.    Allocations for Income Tax Purposes.  The income, gains, losses, deductions and credits of the Partnership for Federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Losses were allocated pursuant to Sections 4.1 and 4.2, provided that solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property properly carried on the Partnership’s books at a value other than its tax basis shall be allocated in accordance with the requirements of Code section 704(c) and Treasury Regulations § 1.704-3.

Section 4.4.    Withholding.  The Partnership shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions.  To the extent the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be treated as a distribution in the amount of the withholding to that Partner.  In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction.  If the amount withheld was not withheld from actual distributions, the Partnership may (i) require the Partner to reimburse the Partnership for such withholding or (ii) reduce any subsequent distributions by the amount of such withholding.  Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.

Section 4.5.    Revaluation of Property.

(a)           The assets of the Partnership shall be revalued on the books of the Partnership to equal their fair market values in accordance with Treasury Regulations § 1.704-1(b)(2)(iv)(f) at the following times:  (A) the day immediately preceding the acquisition of an additional Interest in the Partnership by any existing or new Partner in exchange for more than a de minimis Capital Contribution to the capital of the Partnership pursuant to Sections 3.2, 7.4 and 8.7; (B) on the day of any withdrawal of more than a de minimis portion of the Partnership Capital Account pursuant to Section 5.3 before taking into account such withdrawal; (C) the termination of the Partnership for Federal income tax purposes, other than a termination pursuant to Code section 708(b)(1)(B); and (D) the occurrence of any other event upon which the General Partners believe such revaluation is appropriate.  For purposes of the preceding sentence, the General Partners shall determine whether any contribution of capital to or withdrawal from the Partnership is in more than a de minimis amount.  Upon revaluation of the Partnership’s assets pursuant to this Section 4.5(a), (i) the fair market value of the assets shall be determined by the unanimous agreement of all General Partners, (ii) each Partner’s Capital Account shall be adjusted as if such assets were sold for their fair market values and the Net Income and Net Losses recognized on such sale were allocated to the Partners in accordance with Section 4.1, and (iii) each Partner’s Percentage Interest shall equal the percentage determined by dividing the balance of such Partner’s adjusted Capital Account by the aggregate balance of all Partners’ adjusted Capital Accounts.

(b)           Unless the General Partners shall in their good faith judgment determine otherwise, all securities or other instruments with a publicly quoted price shall be valued at their last sale price, on the date as of which their value is being determined, or, if appropriate, at their closing bid price if held long or ask price if held short as provided by market-makers making a market in the respective securities or instruments selected by the General Partners, in their good faith judgment.  If on the date as of which any valuation is being made, no exchange or market is open for business, the valuation of such security or instrument shall be determined as of the last preceding date on which such exchange or market was open for business.  All other assets and liabilities of the Partnership shall be valued by the General Partners in their good faith judgment utilizing such projections and assumptions as the General Partners may deem appropriate and reasonable or on such other basis as the General Partners may deem appropriate or reasonable.

All values assigned by the General Partners pursuant to this Section shall be conclusive and binding upon all Partners.

(c)           Immediately following the occurrence of any event which has caused the revaluation of the assets of the Partnership pursuant to Section 4.5(a), each Partner’s Percentage Interest shall be adjusted to equal the percentage determined by dividing the balance in each Partner’s Capital Account immediately after such revaluation by the aggregate balance of all Partners’ Capital Accounts immediately after such revaluation.

(d)           For purposes of Section 4.1, the Fiscal Year in which the assets of the Partnership are revalued pursuant to Section 4.5(a) shall be treated as two separate Fiscal Years, one beginning on the first day of the Fiscal Year and ending on the day of the revaluation and the other beginning on the day immediately following the revaluation and ending on the last day of the Fiscal Year, and Net Income and Net Loss shall be allocated to the Partners separately for each portion of the Fiscal Year based on operations for such portion of the year as reflected by a closing of the Partnership’s books.  Analogous divisions of the Fiscal Year into multiple Fiscal Years will be made if there be more than one revaluation of assets in any Fiscal Year.

ARTICLE V

DISTRIBUTIONS AND WITHDRAWALS

Section 5.1.    Distributions.  Subject to Section 10.3, distributions of cash or property of the Partnership shall be made at such times and in such manner only as shall be approved by unanimous, written consent of all General Partners, which consent may be granted or withheld in each General Partner’s sole discretion.  Any such distribution shall be made to the Partners in proportion to their Percentage Interests as of the day on which such distribution is made.

Section 5.2.    Limitations on Distributions.

(a)           Notwithstanding anything herein contained to the contrary:

(i)           no distribution pursuant to this Agreement shall be made if such distribution would result in a violation of the Act;

(ii)           no distribution shall be made if such distribution would violate the terms of any agreement or any other instrument to which the Partnership is a Party.

(b)           In the event that a distribution is not made as a result of the application of paragraph (a) of this Section 5.2, all amounts so retained by the Partnership shall continue to be subject to all of the debts and obligations of the Partnership.  The Partnership shall make such distribution (with accrued interest actually earned thereon) as soon as such distribution would not be prohibited pursuant to this Section 5.2.

Section 5.3.    Withdrawals of Capital Account Balance.  Subject to Section 10.3, a Partner may withdraw all or any portion of its Capital Account balance at such time or times and in such manner only as shall be approved by unanimous consent of all General Partners, which consent may be granted or withheld in each General Partner’s sole discretion.  Any Partner withdrawing the entire balance of its Capital Account shall, upon the completion of such withdrawal, be deemed to have withdrawn from the Partnership pursuant to Section 10.1.

ARTICLE VI

BOOKS OF ACCOUNT

Section 6.1.    Books and Records.  Proper and complete records and books of account shall be kept by the General Partners in accordance with the Act in which shall be entered fully and accurately all transactions and other matters relative to the Partnership’s business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including a Capital Account for each Partner.  The Partnership books and records shall be kept on such method of accounting as the General Partners shall determine.  The determinations of the General Partners with respect to the treatment of any item or its allocation for Federal, state or local tax purposes shall be binding upon all Partners so long as that determination is not inconsistent with any express term of this Agreement.  The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to the examination and inspection of the Partners or their duly authorized representative for a proper purpose during reasonable business hours at the sole cost and expense of the inspecting or examining Partner.  The Partnership shall maintain at its office and make available to each Partner or any designated representative of a Partner a list of names and addresses of, and Interests owned by, all Partners.

Section 6.2.    Partnership Tax Returns.  If the General Partners deem it appropriate to file an Internal Revenue Service Form 1065 and all other tax returns required to be filed by the Partnership for each Fiscal Year or part thereof, within 90 days after the end of each Fiscal Year, the Partnership shall provide to each Person who at any time during such Fiscal Year was a Partner with a copy of Schedule K-1 to Internal Revenue Service Form 1065 (or any successor form)  indicating such Person’s interest in the Partnership’s income, loss, gain, expense and other items relevant for Federal income tax purposes and with a copy of any other Federal, state or local income tax or information returns filed by the Partnership.  Notwithstanding the foregoing, the Partnership shall not be entitled to make any election under Code Section 754 with respect to the basis of Partnership property.

ARTICLE VII

POWERS, RIGHTS AND DUTIES OF THE LIMITED PARTNERS

Section 7.1.    Limitations.  Other than as set forth in this Agreement, the Limited Partners shall not participate in the management or control of the Partnership’s business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership or to participate in any decision with respect to any matter relating to distributions from or liquidation (including but not limited to the dissolution) of the Partnership or in making any amendment to this Agreement relating to any such distribution or liquidation matter, said powers being vested solely and exclusively in the General Partners.  The Limited Partners shall have no interest in the properties or assets of the General Partners, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning an Interest in the Partnership.

Section 7.2.    Liability.  Subject to the provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any Partnership liabilities in excess of the balance of the Capital Account of such Limited Partner.

Section 7.3.    Priority.  Except as set forth in Article IV and Article V, no Limited Partner shall have priority over any other Limited Partner as to Partnership allocations or distributions.

Section 7.4.     Admission of Additional Limited Partners.  Any Person may be admitted to the Partnership as an Additional Limited Partner at any time with the unanimous consent of the General Partners.  Such Person shall make such Capital Contributions as all of the General Partners shall determine.  Upon admission of an Additional Limited Partner, the Percentage Interest of each Partner shall be adjusted in accordance with Section 4.5(c).

ARTICLE VIII

POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER

Section 8.1.    Authority.  The General Partners shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership, including, but not limited to, determining whether or not to make distributions to the Partners and causing the Partnership to liquidate.  Except as otherwise specifically provided herein, any action permitted or required to be taken by the General Partners pursuant to this Agreement shall be taken by the General Partners holding more than 50% of the aggregate Capital Account balances held by all General Partners.  Any such action shall constitute the act of and serve to bind the Partnership, the Partners and their respective successors, assigns and personal representatives.  Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partners as set forth in this Agreement.

Section 8.2.    Powers, Rights and Duties of General Partners.  Except as otherwise specifically provided herein, the General Partners shall have all rights and powers of general partners under the Act, and shall have all authority, rights and powers in the management of the Partnership business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.  Without limiting the generality of the foregoing, the General Partners may appoint one or more investment advisers to manage the Partnership assets for the Partnership, any of which may also be affiliated with a General Partner.  Any such investment adviser may be given discretionary authority in the management of the Partnership’s portfolio.  Each General Partner shall also be entitled to reasonable compensation for services provided to the Partnership in its capacity as General Partner, as determined in writing from time to time by the unanimous agreement of the Partners.

Section 8.3.    Expenses of the Partnership.  The Partnership shall pay, and the General Partners shall not be obligated to pay, all expenses incurred by or on behalf of the Partnership.  The General Partners may, in their discretion, advance funds to the Partnership for the payment of these expenses and shall be entitled to the reimbursement of any funds so advanced.  The General Partners may receive reasonable compensation for services hereunder in addition to any pro rata distribution attributable to their equity interest in the Partnership.

Section 8.4.    Other Activities and Competition; Additional Investments by the General Partners and Affiliates.  The General Partners shall not be required to manage the Partnership as their sole and exclusive function.  The General Partners, their affiliates, and members, managers, agents, officers, directors and employees of the General Partners and their affiliates may enter into transactions with the Partnership and may engage in or possess any interests in business ventures and may engage in other activities of every kind and description independently or with others in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments.  Without limiting the generality of the foregoing, any General Partner, any affiliate of any General Partner, and any member, manager, agent, officer, director or employee of any General Partner or any affiliate of a General Partner may act as a director of any corporation, trustee of any trust, partner of any partnership or administrative officer of any business entity, and may receive compensation for service as a director, employee, advisor, consultant or manager with respect to, or participate in profits derived from, investments in or of any such corporation, trust, partnership or other business entity.  The Limited Partners authorize, consent to and approve such present and future activities by such Persons, whether or not such activities may conflict with any interest of the Partnership or any of the Partners or be competitive with the business of the Partnership or represent an opportunity that the Partnership might wish to engage in.  Without limiting the generality of the foregoing, the General Partners shall not have any obligation or responsibility to disclose or refer any such investments or other activities to the Partnership or any Partner.  Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to other ventures or activities of the General Partners or their affiliates or to the income or proceeds derived therefrom.

Section 8.5.    Liability.  Neither the General Partners nor any of their affiliates nor any member, manager, officer, agent or employee of any General Partner or any affiliate of a General Partner shall be personally liable for the return of any portion of the Capital Contributions of the Limited Partners; the return of these Capital Contributions shall be made solely from assets of the Partnership.  Neither the General Partners nor any of their affiliates nor any member, manager, officer, agent or employee of any General Partner or any affiliate of a General Partner shall be required to pay to the Partnership or the Limited Partners any deficit in a Limited Partner’s Capital Account upon dissolution or otherwise.  The Limited Partners shall not have the right to demand or receive property other than cash for their Interest.  Neither the General Partners nor any of their affiliates nor any member, manager, officer, agent or employee of any General Partner or any affiliate of a General Partner shall be liable, responsible or accountable to the Partnership or the Limited Partners for (a) any act or omission performed or omitted by them, including without limitation, those acts performed or omitted on advice of legal counsel, accountants, brokers or consultants of the Partnership, or for any costs, damages or liabilities arising therefrom, or by law, unless that act or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence or willful misconduct, (b) any tax liability imposed on the Partnership or the Limited Partners or (c) any loss due to the negligence, dishonesty or bad faith of any employee, officer, broker, consultant or other agent of the Partnership selected, engaged or retained in good faith by the General Partners or any member, manager, or stockholder in any General Partner.

Section 8.6.    Indemnification.

(a)    The Partnership shall indemnify, hold harmless and defend the General Partners, their interest holders, and the members, managers and employees of the General Partners (including investment advisers appointed pursuant to Section 8.2) and the affiliates of the General Partners and the officers, agents and employees of such affiliates (each an “Indemnified Party”), from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and including any payments made by the General Partners to any affiliate, or any of their respective members, managers or employees pursuant to an indemnification agreement no broader than this Section 8.6, provided, that none of the General Partners, any of their affiliates, any member, manager, officer, agent or employee of any General Partner or any affiliate of a General Partner shall be entitled to indemnification under this Section 8.6(a) if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were performed or omitted fraudulently or in bad faith or constituted gross negligence or willful misconduct.

(b)           The Partnership shall indemnify, hold harmless and defend the Limited Partners, including, but not limited to, their trustees and beneficiaries (each an  “Indemnified Party”), from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and including any payments made by the Limited Partners to any trustee or beneficiary pursuant to an indemnification agreement no broader than this Section 8.6, provided, that none of the Limited Partners, any of their affiliates, any officer, agent or employee of the Limited Partners or any of their affiliates shall be entitled to indemnification under this Section 8.6(b) if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were performed or omitted fraudulently or in bad faith or constituted gross negligence or willful misconduct.

(c)           Any indemnification pursuant to this Section 8.6 shall be only from the assets of the Partnership.

Section 8.7.    Admission of Additional General Partners.  Any Person may be admitted to the Partnership as an Additional General Partner at any time upon the written consent of each General Partner, if any is remaining at such time, and the affirmative vote of seventy-five percent (75%) in interest of the Limited Partners at such time.  Such Person shall make such Capital Contributions as all of the General Partners shall determine, shall agree in writing to be bound by the terms of this Agreement, and shall thereupon have such of the rights of a General Partner as provided herein as all of the General Partners may determine to grant such Person.  Upon admission of an Additional General Partner, the Percentage Interest of each Partner shall be adjusted in accordance with Section 4.5(c).

Section 8.8.    Tax Matters Partner.

(a)           For purposes of Code section 6231(a)(7), if the Partnership requires a “Tax Matters Partner”, the “Tax Matters Partner” shall be the General Partner or, if there is more than one General Partner, whichever General Partner is designated by a majority of the General Partners as the “Tax Matters Partner”, in each case for so long as such General Partner remains a general partner of the Partnership.  The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding.

(b)           The Tax Matters Partner shall promptly notify Partners who do not qualify as “notice partners” within the meaning of Code section 6231(a)(8) of the beginning and completion of an administrative proceeding at the Partnership level promptly upon such notice being received by the Tax Matters Partner.

ARTICLE IX

TRANSFERS OF INTERESTS BY PARTNERS

Section 9.1.      Transfer of Interest By General Partners.

(a)           Except as otherwise provided in Section 9.3, and except for a transfer to any other General Partner or any other Limited Partner, no General Partner may sell, assign, pledge or in any manner dispose of, or create, or suffer the creation of, a security interest in or any encumbrance on all or a portion of its Interest in the Partnership (the commission of any such act being referred to as a “Transfer,” any Person who effects a Transfer being referred to as a “Transferor” and any person to whom a Transfer is effected being referred to as a “Transferee”), without the prior unanimous consent of all General Partners and seventy-five percent (75%) in interest of the Limited Partners which consent may be granted or withheld in each Partner’s sole discretion.  No Transfer of an Interest under this Section 9.1 shall be effective until such date as all requirements of this Section 9.1 in respect thereof have been satisfied and, if consents, approvals or waivers are required by the Partners, all of same shall have been confirmed in writing by the Partners.

(b)           The Transferee of a General Partner’s Interest may be admitted to the Partnership as a Substituted General Partner only upon the receipt of the prior written consent of each General Partner and seventy-five percent (75%) in interest of the Limited Partners, which consent may be given or withheld in each Partner’s sole discretion.

Section 9.2.    Transfer and Assignment of Limited Partners’ Interests; Substituted Limited Partners.

(a)           Except as otherwise provided in Section 9.2(b) and Section 9.3, and except for a Transfer to any other General Partner or any other Limited Partner, no Limited Partner may Transfer all or a portion of that Limited Partner’s Interest (including any beneficial interest therein) except to the following one or more Persons:

(i)           any one or more members of the Immediate Family of Richard T. Farmer;

(ii)           the trustee or  trustees of any one or more trusts for the primary benefit of any one or more members of the group consisting of the Immediate Family of Richard T. Farmer, the spouse of Richard T. Farmer, or a charitable organization described in Code section 501(c)(3), provided that all of the beneficiaries of such trusts (a) to whom current distributions of income and/or principal may be made, and (b) to whom trust property would be distributable if such trust terminated by its terms immediately after the Transfer, shall be members of the group consisting of the Immediate Family of Richard T. Farmer, the spouse of Richard T. Farmer, or a charitable organization described in Code section 501(c)(3), and further provided that, notwithstanding the foregoing, the terms of such trust may permit one or members of the Immediate Family of Richard T. Farmer to be granted a general power of appointment (as such term is defined in Code section 2041(b)(1)), exercisable only at the death of such member of the Immediate Family of Richard T. Farmer and, except in the case of a trust intended to qualify for a marital deduction under section 2523(e) or section 2056(b)(5) of the Code (“a general power of appointment marital trust”), exercisable only with the consent of one or more of the trustees of the trust other than such member and, except in the case of a general power of appointment marital trust, exercisable over only any portion of the assets of such trust that, in the absence of such general power of appointment, would be subject to Federal generation-skipping transfer tax upon such death;

(iii)           with respect to any member of the Immediate Family of Richard T. Farmer, the trustee or trustees of any one or more trusts for the benefit of such individual’s spouse, provided that such trust prohibits a distribution of all or any portion of the trust’s Interest to such spouse except to the extent required to obtain a marital deduction for Federal gift or estate tax purposes (if the trust is intended to qualify for such a deduction), and further provided that except for the interest of such individual’s spouse in the trust, such trust otherwise satisfies the requirements of Section 9.2(a)(ii); and

(iv)           any entity in which all of the ownership interests are owned by members of the Immediate Family of Richard T. Farmer.

(b)           If a Limited Partner shall receive a bona fide offer in writing from an independent unaffiliated party (who must be financially capable of carrying out the terms of the offer) in a form legally enforceable against the proposed purchaser (a “Bona Fide Offer”), the Limited Partner may accept such Bona Fide Offer provided that the Transfer by the Limited Partner pursuant to such Bona Fide Offer shall be subject to a right of first refusal as provided herein.  The Transferor shall give the General Partners written notice of the proposed Transfer which shall state the name of the proposed Transferee, the portion of the Transferor’s Interest proposed to be transferred, the proposed purchase price for the Interest to be transferred, and any other material terms of such proposed Transfer.  The Partnership shall, for a period of thirty (30) days after such notice is given, have the right to purchase such Interest at the proposed purchase price and on the proposed terms or to assign such right or any portion thereof to such other Person or Persons as the General Partners, in their sole discretion, shall determine.

(c)           If a Limited Partner shall make a Transfer pursuant to Section 9.2(a) or Section 9.2(b), the Transferee shall become a Substituted Limited Partner, provided the following conditions are met:

(i)           the Transferee executes documents reasonably satisfactory to the General Partners pursuant to which the Transferee agrees to be bound by this Agreement and any amendments hereto;

(ii)           the Transferee assumes, if so requested, the obligations, if any, of the Transferor to the Partnership;

(iii)           all certificates or other instruments shall have been recorded or filed in the proper records of each jurisdiction in which such recordation or filing is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners under the laws of the jurisdiction in which the Partnership is doing business; and

(iv)           The Transferee represents, and, at the request of the General Partners, furnishes to the Partnership an opinion of counsel satisfactory to the General Partners, in form and substance satisfactory to the General Partners, as to such matters as the General Partners may reasonably request including, without limitation, that such Transfer (A) was made in accordance with and would not violate the Securities Act of 1933, as amended, or any other applicable Federal, state or local law; (B) would not require the Partnership to register as an investment company under the Investment Company Act of 1940, as amended; (C) would not jeopardize the status of the Partnership as a partnership for Federal income tax purposes or cause a termination of the Partnership pursuant to the then applicable provisions of the Code and the Act; and (D) would not cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(d)           All expenses incurred by the Partnership in connection with any Transfer or substitution of a Limited Partner pursuant to this Section 9.2 shall be paid by the Transferor prior to the time of the Transfer or substitution (including, without limitation, any fees and costs of the preparation, filing and publishing of any amendment to this Agreement or to the Certificate, if any, and any legal and other fees, expenses and costs of any investigation and preparation, in connection with any action, proceeding or investigation related to any Transfer or attempted Transfer by a Limited Partner of a Limited Partner’s Interest or in connection with the admission into the Partnership of the Transferee).  The Transferor also will indemnify the Partnership and the General Partners against any losses, claims, damages or liabilities to which any of them may become subject in connection therewith.  The reimbursement and indemnity obligations of the Transferor under this paragraph shall be in addition to any liability which the Transferor may otherwise have, shall extend upon the same terms and conditions to the Partnership and the General Partners, shall inure to the benefit of any successors and assigns of the Partnership and the General Partners and shall survive any termination of this Agreement.

(e)           The Transfer of a Limited Partner’s Interest and the admission of a Substituted Limited Partner shall not be cause for dissolution of the Partnership.

Section 9.3.    Right to Treat Successor-in-Interest as Assignee.  Upon the death, disability, winding-up and termination (in the case of a Partner that is a partnership), dissolution (in the case of a Partner that is a limited liability company), dissolution and termination (in the case of a Partner that is a corporation), termination (in the case of a Partner that is a trust), withdrawal in contravention of Section 5.3 or occurrence of an event described in Section 17-402 (a)(4) (a)-(f) of the Act with regard to a Partner, whether a Limited Partner or a General Partner (the “Assigning Partner”), the General Partners shall have the right to treat the successor(s)-in-interest of the Assigning Partner, other than a successor-in-interest who becomes a Substituted Limited Partner pursuant to Section 9.2, as assignees of the Interest of the Assigning Partner, with only such rights of an assignee of a partnership interest under the Act as are consistent with the other terms and provisions of this Agreement and with no other rights under this Agreement.  Without limiting the generality of the foregoing, the successor(s)-in-interest of the Assigning Partner, other than a successor-in-interest who becomes a Substituted Limited Partner pursuant to Section 9.2, shall have only the rights to the allocations provided in Article IV and the distributions provided in Article V.  For purposes of this Section 9.3, if the Assigning Partner’s Interest is held by more than one person (for purposes of this subsection, the “Assignees”), the Assignees by majority vote shall appoint one person with full authority to accept notices and distributions with respect to such Interest on behalf of the Assignees and to bind them with respect to all matters in connection with the Partnership or this Agreement.

Section 9.4.     Transferees Bound by Agreement.  Any successor or Transferee of a Limited Partner hereunder or any successor or Transferee of a General Partner shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.

Section 9.5.    Effect of Transfer.  Upon the Transfer of the entire Interest in the Partnership of a Partner and effective upon the admission of such Partner’s Transferee(s) pursuant to either Section 9.1 or Section 9.2, the transferring Partner shall be deemed to have withdrawn from the Partnership as a Partner.  Any Transfer or purported Transfer of an Interest in the Partnership not made in accordance with this Agreement shall be null and void and of no force or effect whatsoever, and to the extent, but only to the extent, any such Transfer or purported Transfer shall not be null and void, each of the remaining Partners (other than the Transferor or the Transferee) shall have the right to purchase a share of the Interest subject to such Transfer or purported Transfer proportionate to each such remaining Partner’s Interest in the Partnership for the aggregate sum of One Hundred Dollars ($100.00).

ARTICLE X

WITHDRAWAL OF PARTNERS; DISSOLUTION OF PARTNERSHIP;
LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 10.1.    Withdrawal of Partners.  No Partner may withdraw from the Partnership without the unanimous consent of all Partners, which consent may be granted or withheld in their sole discretion.  Any Partner withdrawing in contravention of this Section 10.1 shall indemnify, defend and hold harmless the Partnership and all other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or any other Partner arising out of or resulting from such retirement or withdrawal.  No transfer of all or a portion of a Partner’s interest in accordance with Article IX shall constitute a withdrawal within the meaning of this Section 10.1.  In the event of withdrawal of the remaining General Partner under Section 17-402 of the Act, the Partnership shall not dissolve but a successor General Partner (who shall be a person or entity other than any Limited Partner, any former Limited Partner or anyone related or subordinate to any Limited Partner or any former Limited Partner within the meaning of Section 672(c) of the Code) shall be appointed by the Limited Partners.

Section 10.2.    Dissolution of Partnership.

(a)           The Partnership shall be dissolved, wound up and terminated as provided herein upon the occurrence of the earliest of the following events:

(i)	the written consent of all General Partners to dissolve the Partnership; or

(ii)	the entry of a decree of judicial dissolution under Section 17-802 of the Act.

(b)           In the event of the dissolution of the Partnership for any reason, the General Partners remaining in the Partnership, or, if there is no General Partner remaining, then a liquidating agent or committee appointed by seventy-five percent (75%) in interest of the Limited Partners (the General Partners or such Person or committee so designated hereinafter referred to as the “Liquidator”), shall begin to wind up the affairs of the Partnership and to liquidate the Partnership’s assets.  The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and V.  The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

(c)           The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partners would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute and file any and all documents (including a certificate of dissolution) necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets.

(d)           Notwithstanding the foregoing, a Liquidator which is not a General Partner shall not be deemed a Partner in this Partnership and shall not have any of the economic interests in the Partnership of a Partner; and such Liquidator shall be compensated for its services to the Partnership at normal, customary and competitive rates for its services to the Partnership as reasonably determined by seventy-five percent (75%) in interest of the Limited Partners.

Section 10.3.    Distribution in Liquidation.  The Liquidator shall, as soon as practicable, wind up the affairs of the Partnership and sell and/or distribute the assets of the Partnership.  The assets of the Partnership shall be applied in the following order of priority:

(a)           First, to creditors of the Partnership (including Partners who are creditors to the extent permitted by law), in the order of priority provided by law.

(b)           Second, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Partnership, provided that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided.

(c)           Third, to the Partners in accordance with Section 5.1.

If the Liquidator, in its sole discretion, determines that assets other than cash are to be distributed, then the Liquidator shall cause the fair market value of the assets not so liquidated to be determined.  Such assets shall be retained or distributed by the Liquidator as follows:

            (i)    The Liquidator shall retain assets having an appraised value, net of any liability related thereto, equal to the amount by which the net proceeds of liquidated assets are insufficient to satisfy the requirements of paragraphs (a) and (b) of this Section 10.3; and

            (ii)    The remaining assets shall be distributed to the Partners in the same proportion as cash would be distributed to the Partners pursuant to paragraph (c) of this Section 10.3.

If the Liquidator, in its sole discretion, deems it not feasible or desirable to distribute to each Partner its allocable share of each asset, the Liquidator may allocate and distribute specific assets to one or more Partners, individually or as tenants-in-common, as the Liquidator shall in good faith determine to be fair and equitable, taking into consideration, inter alia, the fair market value of the assets, the liens, if any, to which such property may be subject and the tax consequences of the proposed distribution to each of the Partners (including both distributees and others if any).  Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable.

Section 10.4.    Rights of the Limited Partners.  Each of the Limited Partners shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner’s Capital Account or Capital Contributions thereto (including return thereof), and such Partner’s share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partners or any other Limited Partner.  No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

Section 10.5.    Deficit Restoration.  Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Partner’s Interest (whether or not in connection with a liquidation of the Partnership), no Partner shall have any liability to restore any deficit in its Capital Account.  In addition, no allocation to any Partner of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Partnership, even if such allocation reduces a Partner’s Capital Account or creates or increases a deficit in such Partner’s Capital Account; it is also the intent of the Partners that no Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership (however, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, the Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners or of the Partnership).  The obligations of the Partners to make contributions pursuant to Article III are for the exclusive benefit of the Partnership and not of any creditor of the Partnership; no such creditor is intended as a third-party beneficiary of this Agreement nor shall any such creditor have any rights hereunder, including without limitation the right to enforce any Capital Contribution obligation of the Partners.

Section 10.6.     Termination.  The Partnership shall terminate when all property owned by the Partnership shall have been disposed of and the assets shall have been distributed as provided in Section 10.3.  The Liquidator shall then execute and cause to be filed a Certificate of Cancellation of the Partnership.

ARTICLE XI

AMENDMENT OF PARTNERSHIP AGREEMENT AND POWER OF ATTORNEY

Section 11.1.    Approval of Amendments.  Amendments to this Agreement which do not adversely affect the right of the Limited Partners in any material respect may be made by the General Partners without the consent of the Limited Partners if those amendments are (i) of an inconsequential nature (as determined in good faith by the General Partners), (ii) necessary to maintain the Partnership’s status as a partnership according to Code section 7701(a)(2), (iii) necessary to preserve the validity of any and all allocations of Partnership income, gain, loss or deduction pursuant to Code section 704(b), or (iv) contemplated by this Agreement (including without limitation amendments in connection with the admission of new Partners, making of additional Capital Contributions or withdrawal of a Partner).  Amendments to this Agreement other than those described in the foregoing sentence and other than any amendment with respect to distributions from or the liquidation (including, but not limited to, the dissolution) of the Partnership may be made only if embodied in an instrument signed by all General Partners and all Limited Partners.  Any amendment with respect to any matter relating to any distribution from or liquidation (including, but not limited to, the dissolution) of the Partnership shall be made only by the General Partners; provided, however, that no such amendment shall change a Partner’s entitlement to participate in any distribution (including, but not limited to, any liquidating distribution) as provided herein.  Any such supplemental agreement or amendment shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement.  The General Partners shall give written notice to all Partners promptly after any amendment has become effective.  Any amendment to this Agreement must be in writing.

Section 11.2.    Amendment of Certificate.  In the event this Agreement shall be amended pursuant to Section 11.1, the General Partners shall amend the Certificate to reflect that change if they deem the amendment of the Certificate to be necessary or appropriate.

Section 11.3.    Power of Attorney.  Each Limited Partner hereby irrevocably constitutes and appoints each General Partner (and the Liquidator) as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), record and file, on behalf of it and on behalf of the Partnership, the following:

(a)           The Certificate and any other certificates or instruments which may be required to be filed by the Partnership or any of the Partners under the laws of the State of Delaware and any other jurisdiction whose laws may be applicable;

(b)           A certificate of cancellation of the Partnership and such other instruments as may be deemed necessary or desirable by the holder of such power upon the termination of the Partnership; and

(c)           Any and all amendments of the instruments described in paragraphs (a) and (b) of this Section 11.3, provided such amendments are either required by law to be filed or have been authorized by the Limited Partners.

The foregoing grant of authority:

           (i)    shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of its Interest and any assignee of such Limited Partner does hereby constitute and appoint the aforesaid holders the assignee’s attorney in the same manner and force and for the same purposes as does the assignor;

          (ii)    is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of the Limited Partner granting the power; and

          (iii)      may be exercised by the holder on behalf of a Limited Partner by a facsimile signature or by listing all of the Limited Partners executing any instrument with a single signature as attorney-in-fact for all of them.

ARTICLE XII

MISCELLANEOUS

Section 12.1.    Notices.  All notices and demands required or permitted under this Agreement shall be in writing and shall be provided by personal delivery, facsimile transmission, electronic mail, deposit with a nationally recognized overnight delivery courier service or deposit in the registered or certified mail, postage prepaid (with a copy via first class mail), to the addresses of the Partners as shown from time to time on the records of the Partnership.  Notice shall be deemed effective upon deposit in accordance with the foregoing sentence.  Any Partner may specify a different address by notifying the General Partners in writing of that different address among them, and may be modified or amended only in writing as set forth herein.

Section 12.2.    Entire Agreement.  This Agreement constitutes the entire agreement among the parties.  It supersedes any prior agreement or understandings among them, and may be modified or amended only in writing as set forth herein.

Section 12.3.    Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware.

Section 12.4.    Effect.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

Section 12.5.    Pronouns and Number.  Wherever it appears appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

Section 12.6.     Captions.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 12.7.    Partial Enforceability.  If any provision of this Agreement, or the application of that provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of that provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 12.8.    Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages.  All of those counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 12.9.    Litigation.  In the event that it is necessary to resort to litigation to enforce or construe the terms of this Agreement, the prevailing party in such action shall recover from the non-prevailing party all costs of litigation, including without limitation attorneys’ fees, expert witness fees and court costs at all levels of litigation and appeals.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GENERAL PARTNER:

Summer Hill Management Company, LLC

By:  /s/ Scott D. Farmer
        Scott D. Farmer, Manager

LIMITED PARTNERS:

  /s/ Richard T. Farmer
Richard T. Farmer